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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR

         We have issued our report dated March 18, 2002 accompanying the financial statements of Crescent Banking Company as of and for the period ending December 31, 2001, contained in the Form 10-K/A for the year ended December 31, 2001. We hereby consent to the use of the aforementioned report in the Form 10-K/A for the year ended December 31, 2001 and to the incorporation by reference of the aforementioned report in Registration Statement Nos. 333-52554, 333-08545 and 033-81037 of Crescent Banking Company.

        /s/ Mauldin & Jenkins LLC

Atlanta, Georgia
April 22, 2002